EXHIBIT 10.8
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                       TERMINATION & SETTLEMENT AGREEMENT

                  This AGREEMENT (this "Agreement") is made as of February __, 2007, by and between Deep Field Technologies, Inc., a New Jersey corporation (the "Company"), having an office at 750 Rt. 34, Matawan, New Jersey 07747 and Jerome Mahoney, an individual, having an office at 750 Rt. 34, Matawan, New Jersey, 07747 ("Mahoney").

                              W I T N E S S E T H:

                  WHEREAS, prior to the date hereof, Mahoney was employed as the Chairman of the Board of Directors of the Company (the "Board");

                  WHEREAS, the Company has entered into a Securities Exchange Agreement (as defined below) whereby it has agreed to exchange certain of its shares for joint venture interests in Beijing Sino-US Jinche Yingang Auto Technological Service Limited, a cooperative joint venture organized under the laws of The People's Republic of China ("Jinche"), pursuant to the Securities Exchange Agreement;

                  WHEREAS, as a condition to the consummation of the transaction contemplated by the Securities Exchange Agreement, Mahoney is required to resign as Chairman of the Board, and the Employment Agreement, dated August 3, 2004, by and between the Company and Mahoney (as amended, the "Employment Agreement"), is required to be terminated; and

                  WHEREAS, the Company and Mahoney now desire to settle all obligations owing by the Company to Mahoney, including, without limitation, obligations under the Employment Agreement and that certain Promissory Note, dated August 5, 2005, made by the Company in favor of Mahoney (the "Promissory Note").

                  NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. Outstanding Obligations and Settlement.

                  (a) The Company recognizes and acknowledges that, as of the Closing Date, __________________ Dollars ($____________) in accrued and unpaid salary, bonuses and other amounts and One Hundred Ninety Thousand Dollars ($190,000) in principal amount of indebtedness (plus accrued and unpaid interest in the amount of $____________) is due and owing to Mahoney pursuant to the Promissory Note (the "Note Obligations"). In full satisfaction of the Note Obligations, the Company and Mahoney shall execute and deliver a consulting agreement, substantially in the form of Exhibit A hereto (the "Consultant Agreement") pursuant to which the Company shall issue to Mahoney One Million (1,000,000) shares of the Company's Class A Common Stock, no par value per share ("DFT Common Stock").

                  (b) The Company recognizes and acknowledges that the Company had certain outstanding obligations to compensate Mahoney under Section 4(f) of the Employment Agreement for arranging and structuring the transactions contemplated by that certain Amended and Restated Securities Exchange Agreement, dated as of January 25, 2007, by and among the Company, Jinche, and the joint venture participants (the "JV Participants") named therein (as

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amended, the "Securities Exchange Agreement"). Mahoney hereby agrees to forego receipt of such compensation and to release the Company from such obligation.

                  (c) Mahoney agrees that any obligation of the Company to pay any other amount (other than the consideration due under the Consultant Agreement and the obligations of the Company under Section 1(a) hereof) in connection with the Employment Agreement and, except as otherwise expressly provided herein, any such obligation is terminated and of no further force and effect.

         2. Termination. The Employment Agreement is hereby terminated, and, upon the issuance of the shares referred to in Section 1(a), the Note Obligations shall be deemed satisfied and discharged.

         3. Resignation. Mahoney hereby resigns as Chairman of the Board.

         4. Assumption by Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company or business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and all obligations of the Company to Mahoney. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

         5. Assignment. Neither this Agreement nor any right, obligation or interest hereunder shall be assignable, transferable or otherwise alienable by either party or by operation of law or otherwise except with the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon the Company and Mahoney and their respective successors and permitted assigns.

         6. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Mahoney and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth in this Agreement.

         7. Severance and validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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         9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound.

         10. Negotiated Agreement. This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

         11. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by united states registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to Mahoney at his address set forth in the Company's records and to the Company at the address set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to counsel to the Company, at Kirkpatrick & Lockhart Nicholson Graham LLP, 201 South Biscayne Blvd., Suite 2000, Miami, FL 33131, Attention: Clayton E. Parker, Esq., or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         12. Governing Law and Resolution of Disputes. All matters concerning the validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Any judgment rendered by the arbitrator as above provided shall be final and binding on the parties hereto for all purposes and may be entered in any court having jurisdiction. The prevailing party in any such dispute or controversy arising under or in connection with this Agreement shall be entitled to have all costs, including filing fees, charges billed by the AAA, and legal fees, paid by the other party hereto.

         13. Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings provided in the Securities Exchange Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Termination and Settlement Agreement as of the date first above written.



                                      THE COMPANY:
                                      DEEP FIELD TECHNOLOGIES, INC.


                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                      JEROME MAHONEY, an individual


                                      By:
                                          ---------------------------------
                                          Name:  Jerome Mahoney












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